SECOND AMENDMENT TO

PARTICIPATION AGREEMENT

THIS AMENDMENT effective as of the 1st day of October, 2016.

WHEREAS, Pacific Life Insurance Company  and Pacific Life & Annuity Company (collectively “Company”), Pacific Select Distributors, LLC (“PSD”), Waddell & Reed, Inc. (“W&R”), distributor for Ivy Funds Variable Insurance Portfolios, and Ivy Funds Variable Insurance Portfolios  (the “Ivy Funds VIP”) entered into said Participation Agreement dated May 1, 2014, as amended, (the “Agreement”); and

WHREAS, effective October 1, 2016, W&R was replaced by Ivy Distributors, Inc. (“IDI”), an affiliate of Waddell & Reed, Inc., as the principal underwriter of Ivy Funds VIP;

WHEREAS, effective October 1, 2016, Ivy Funds VIP changed its name to Ivy Variable Insurance Portfolios (“Ivy VIP”);

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the parties do hereby agree to the following amendments to the Agreement:

1.                                      Effective as of October 1, 2016, W&R is no longer a party to the Agreement and IDI replaces W&R as a party to the Agreement.

2.                                      Effective as of October 1, 2016, all references to W&R in the Agreement are hereby changed to IDI.

3.                                      Effective as of October 1, 2016, all references to Ivy Funds VIP in the Agreement are hereby changed to Ivy VIP.

4.                                      All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

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IN WITNESS WHEREOF, the undersigned have executed the Amendment as of the date first above written.

WADDELL & REED, INC.		IVY DISTRIBUTORS, INC.

/s/ Thomas W. Butch		/s/ Thomas W. Butch
By: Thomas W. Butch		By: Thomas W. Butch
Title: Chief Executive Officer		Title: President

IVY VARIABLE INSURANCE PORTFOLIOS

/s/ Philip J. Sanders
By: Philip J. Sanders
Title: President

PACIFIC LIFE INSURANCE COMPANY		PACIFIC LIFE & ANNUITY COMPANY

/s/ Anthony J. Dufault		/s/ Anthony J. Dufault
By: Anthony J. Dufault		By: Anthony J. Dufault
Title: Assistant Vice President		Title: Assistant Vice President

Attest:	/s/ Brandon J. Cage	Attest:	/s/ Brandon J. Cage
Name: Brandon J. Cage		Name: Brandon J. Cage
Title: Assistant Secretary		Title: Assistant Secretary

PACIFIC SELECT DISTRIBUTORS, LLC

/s/ Adrian S. Griggs	Attest:	/s/ Lori K. Lasinski
By: Adrian S. Griggs	By: Lori K. Lasinski
Title: Chief Executive Officer	Title: Assistant Secretary